State of Delaware
Secretary of State
Division of Corporations
Delivered 10:22 AM 11/23/2021
FILED 10:22 AM 11/23/2021
SR 20213876818 - File Number 6417782

CERTIFICATE OF INCORPORATION

OF

GAMER PAKISTAN INC.

ARTICLE I
NAME

The name of the corporation is Gamer Pakistan Inc. (the "**Corporation**").

ARTICLE II
REGISTERED OFFICE

The address of its registered office in the State of Delaware is 2140 S. Dupont Highway, Camden, Kent County, Delaware 19934. The name of its registered agent at such address is Paracorp Incorporated.

ARTICLE III
PURPOSE

The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("**DGCL**").

ARTICLE IV
AUTHORIZED STOCK

1. **Authorized Shares:** The aggregate number of shares of stock of all classes that the Corporation shall have the authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of Common Stock, with a par value of $0.0001 per share ("**Common Stock**"), and 10,000,000 shares of Preferred Stock, with a par value of $0.0001 per share ("**Preferred Stock**"). The description of the Common Stock and the Preferred Stock, and the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, or the method of fixing and establishing the same, are as hereinafter set forth in this Article IV. Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the "**Board of Directors**").

2. **Common Stock:** Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article IV, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation.

2.1. *Voting*. Except as otherwise expressly provided in this Certificate of Incorporation or otherwise required by applicable law, each holder of record of Common Stock shall have one vote for each share of Common Stock held as of the applicable record date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. The holders of shares of Common Stock shall not have cumulative voting rights. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such

affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the DGCL.

2.2. *Dividends*. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of shares of Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor.

2.3. *Liquidation*. Subject to the payment or provision for payment of all debts and liabilities of the Corporation and to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation (a "**Liquidation Event**"), all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock shall be divided among and distributed ratably to the holders of Common Stock. The term "Liquidation Event" shall not be deemed to be occasioned by or to include any voluntary consolidation or merger of the Corporation with or into any other corporation or entity or other corporations or entities or a sale, lease or conveyance of all or a part of the Corporation's assets.

2.4. *Preemptive Rights*. No holder of Common Stock is entitled to any preemptive, subscription, conversion or redemption rights and the Common Stock is not subject to redemption or sinking fund provisions.

3. Preferred Stock: Shares of Preferred Stock may be issued from time to time by the Corporation for such consideration as may be fixed by the Board of Directors. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, by filing a certificate pursuant to the applicable law of the State of Delaware (a "**Certificate of Designation**") with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), privileges (including redemption privileges), preferences (including liquidation preferences) and relative, participating, optional and other special rights (including dividend rights and conversion rights), and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, each as may be permitted by the DGCL. The privileges, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation relating to such series of Preferred Stock). Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

4. Ownership of Shares. The Corporation shall be entitled to treat the person in whose name any share or other security is registered as the owner thereof, for all purposes, and shall not be

bound to recognize any equitable or other claim to or interest in such share or other security on the part of any other Person, whether or not the Corporation shall have notice thereof.

ARTICLE V
DIRECTORS

The governing body of the Corporation will be a Board of Directors. Election of directors need not be by written ballot. The number of directors constituting the Board of Directors shall be not fewer than three (3) and not more than fifteen (15), each of whom shall be a natural person. Subject to the previous sentence and to the special rights of the holders of any series of Preferred Stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors. Vacancies and newly created directorships shall be filled exclusively pursuant to a vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, except that any vacancy created by the removal of a director by the stockholders for cause shall be filled, in addition to any other vote otherwise required by law, only by vote of a majority of the outstanding shares of Common Stock. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of directors. Subject to the special rights of any holder of any series of Preferred Stock to elect directors, the directors of the Corporation may be removed only for cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

ARTICLE VI
TERM

The corporation is to have perpetual existence.

ARTICLE VII
CERTAIN BUSINESS OPPORTUNITIES

1. **Regulation of Certain Affairs**: In recognition and anticipation that (i) certain partners, principals, directors, officers, members, managers, employees and/or other representatives of the Founders (as defined below) (each of the foregoing persons other than the Founders, herein referred to as an "**Identified Person**") may serve as directors, officers or agents of the Corporation or its subsidiaries, and (ii) the Founders may now engage and may continue to engage in the same or similar activities (which shall include, without limitation, business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage) or related lines of business in which the Corporation or its subsidiaries, directly or indirectly, may engage, and/or may have an interest in the same or similar areas of corporate opportunities as the Corporation or its subsidiaries, directly or indirectly, may have an interest, the provisions of this Article VII are set forth to regulate and define the conduct of certain affairs of the Corporation and its subsidiaries with respect to certain classes or categories of business opportunities as they may involve the Founders and the Identified Persons, and the powers, rights, duties and liabilities of the Corporation and its subsidiaries and their respective officers, directors and stockholders in connection therewith.

2. Competition and Corporate Opportunities:

2.1 To the fullest extent permitted by law, (i) the Founders, Affiliates (as hereinafter defined) of the Founders, and the Identified Persons (collectively, the "**Subject Persons**") shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, on its or their own account, or in partnership with, or as an employee, officer, director, stockholder, investor, advisor, agent, control Person, or representative of any other Person, including those lines of business deemed to be competing with the Corporation or any of its subsidiaries, (ii) none of the Corporation or its stockholders or any of its subsidiaries or their stockholders shall have any rights in and to any such business ventures of any Subject Person or the income or profits derived therefrom or any other business ventures of any Subject Person or the income or profits derived therefrom, (iii) each of the Subject Persons may directly or indirectly, on its or their own account, or in partnership with, or as an employee, officer, director, stockholder, investor, advisor, agent, control Person, or representative of, do business with or on behalf of any potential or actual customer or supplier of the Corporation of any of its subsidiaries, and (iv) each of the Subject Persons may employ or otherwise engage any director, officer, employee, agent or representative of the Corporation or any of its subsidiaries.

2.2 The Corporation, on behalf of itself, its subsidiaries and its and their respective stockholders, waives and renounces in accordance with Section 122(17) of the Delaware General Corporation Law any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, any potential transaction or business opportunity that may from time to time be presented to any Subject Person, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. No Subject Person shall have any duty to communicate or offer such business opportunity to the Corporation or any of its subsidiaries, and, to the fullest extent permitted by law, no Subject Person shall be liable to the Corporation or any of its subsidiaries or any of their respective stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Subject Person pursues or acquires such business opportunity for itself, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless and except only: (i) in the case of any such Person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation, or (ii) that Person is a party to a contract with the Corporation or subsidiary that with certainty and specificity prohibits such activity.

2.3 To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII. No alteration, amendment, repeal or rescission of this Article VII nor the adoption of any amendment to this Certificate of Incorporation shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such alteration, amendment, repeal, rescission or adoption. This Article VII shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the By-Laws of the Corporation or applicable law.

3. Certain Definitions: For purposes of this Article VII:

3.1 "**Affiliate**" means with respect to any specified Person, any other Person who, directly or indirectly through one or more intermediaries (i) controls or is controlled by, or is under

common control with, the specified Person, and/or (ii) shares at least a ten percent (10%) financial interest with the specified Person and/or (iii) a family member, director, officer, employee or consultant of or to any of the Persons in the prior clauses.

3.2 "control" means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and "controlled" and "controlling" have meanings correlative to the foregoing.

3.3 **"Founder"** means (i) each Person who during 2021, whether before or after the formation of the Corporation, participated in: (a) the formation and structuring of the Corporation, (b) the negotiation, structuring or drafting of its business plan, organizational documents (including certificate of incorporation and bylaws), financing agreements and/or information memoranda, whether related to private placements, strategic investments or a public offering, (c) recruiting directors, officers, advisors, counsel, investment bankers or other consultants, or (d) negotiating, structuring or drafting arrangements with Sports Industry of India, Inc., a Delaware corporation, and (ii) any Person who (a) directly or indirectly is owned by any of the Persons identified in clause (i) above, (b) is a director, officer or employee of any of the Persons identified in clause (i) above, or (c) provides the services of any of the Persons identified in clause (i) above. Without limitation, "Founders" includes businesspeople, lawyers and other professionals who have participated in, or who, by February 28, 2022, participate in, any of the activities described in clause (i) above.

3.4 **"Person"** means any natural individual, legal person, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, general partnership, limited partnership, association, trust, charity, joint venture, Governmental Authority or other government department, agency, unit or other entity, or any other group or entity of whatever nature, whether in an individual, fiduciary or other capacity.

4. Savings Clause: If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then this Article VII shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article VII and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by applicable law.

ARTICLE VIII
BYLAWS

The power to alter, amend, or repeal the corporation's By-Laws, and to adopt new By-Laws, is hereby vested in the Board of Directors.

ARTICLE IX
LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its subsidiaries or stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the

liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware.

ARTICLE X
INDEMNIFICATION

To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, the Corporation (i) shall provide indemnification to directors of the Corporation, Founders and counsel for the Corporation, and (ii) is expressly authorized upon approval of the Board or Directors to provide indemnification to officers, employees, former directors, and agents of the Corporation, and of any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another person. The Corporation, to the fullest extent permitted by the DGCL, shall advance expenses (including attorneys' fees) incurred by any such indemnified person. Any right to indemnification or advancement of expenses provided by or granted pursuant to this Certificate of Incorporation and the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Bylaws, any agreement, a vote of stockholders or disinterested directors or otherwise.

ARTICLE XI
MISCELLANEOUS

1. This Corporation shall not be subject to Section 203 of the DGCL, which is hereby waived pursuant to Section 203(b)(1) of the DGCL.

2. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII
INCORPORATOR

The name and address of the sole incorporator is Edward T. Swanson, 2071 N. Altadena Dr., Altadena, CA 91001.

I, being the sole incorporator herein before named, hereby sign this Certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware this 23rd day of November, 2021.

Edward T. Swanson

Edward T. Swanson, Incorporator